United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

CHINA JO-JO DRUGSTORES, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Hai Wai Hai Tongxin Mansion Floor 6 Gong Shu District,

Hangzhou City, Zhejiang Province, People’s Republic of China, 310008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-571-88219579

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CJJD	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 19, 2021, China Jo-Jo Drugstores, Inc. (the “Company”) held a Special Meeting of Stockholders. A quorum was present at the meeting as required by the Bylaws of the Company, as amended. The final voting results for the only matter submitted to a vote of stockholders at the meeting are as follows, among which, the affirmative votes constitute 55.3% of the total 41,751,790 shares of the issued and outstanding common stock as of the record date of June 8, 2021. No broker non-votes were counted for the proposal.

A proposal to approve and adopt the agreement and plan of merger (the “Merger Agreement”) by and between the Company and China Jo-Jo Drugstores Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“CJJD Cayman”), which included a plan of merger required to be filed with the Register of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”), pursuant to which the Company will merge with and into CJJD Cayman, with CJJD Cayman as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of CJJD Cayman (the “Redomicile Merger”).

For	Against	Abstain
23,088,196	313,143	8,324

Pursuant to the foregoing votes, the Merger Agreement, the Plan of Merger and the Redomicile Merger contemplated thereunder were approved and adopted. The Company is proceeding with the completion of the Redomicile Merger and expects the transaction to become effective during the third quarter of the calendar year of 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA JO-JO DRUGSTORES, INC.

Date: July 20, 2021	By:	/s/ Ming Zhao
	Name:	Ming Zhao
	Title:	Chief Financial Officer

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